Exhibit 99.1

WM Technology, Inc. Reports Financial Results
For Second Quarter 2025

Adjusted EBITDA was $11.7 million, an increase of 16% year-over-year
Net Income was $2.2 million, an increase of 81% year-over-year
Cash Rises to $59 million

Irvine, Calif.--(BUSINESS WIRE)--August 7, 2025-- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2025.
“We delivered a solid quarter, generating strong cash flow and maintaining operational discipline in what continues to be a difficult operating environment,” said Doug Francis, CEO of WM Technology. “While cannabis markets in our core states remain under pressure, we’re encouraged by the progress we’re seeing with new clients in certain emerging markets. Broader industry challenges persist, but we remain committed to execution and to positioning the business for long-term growth.”
“We remain in a strong financial position, with cash growth, no debt on the balance sheet, and solid Adjusted EBITDA performance,” said Susan Echard, CFO of WM Technology. “Our strategic approach to managing capital allows us to pursue ongoing investment in the business while maintaining the flexibility to navigate a dynamic market environment.”
Second Quarter 2025 Financial Highlights
•Revenues for the second quarter ended June 30, 2025 were $44.8 million as compared to $45.9 million in the prior year period. The decrease from the prior year period was due to decreases in revenues from our Weedmaps for Business solution and our featured and deal listings, partially offset by an increase in revenues from other ad solutions.
◦Average monthly paying clients(1) of 5,241 was up from 5,045 from the prior year period, largely due to new client acquisitions across certain developing markets, partially offset by a churn in more established markets.
◦Average monthly revenues per paying client(2) decreased to $2,852 from $3,033 in the prior year period, due to spend declines in established markets driven by continued industry challenges, such as price deflation and ongoing consolidation. In addition, new clients acquired across certain markets had lower levels of average spend.
•Net income increased to $2.2 million as compared to $1.2 million in the prior year period.
•Adjusted EBITDA(3) increased to $11.7 million from $10.1 million in the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 156.5 million as of June 30, 2025.
•Cash increased to $59.0 million as of June 30, 2025, as compared to $52.0 million as of December 31, 2024.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables below.
______________________________
(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenues per paying client is defined as the average monthly revenues for any particular period divided by the average monthly paying clients in the same respective period. Average monthly revenues per paying client is calculated in the same manner as our previously-reported “Average monthly net revenue per paying client,” and the description of the metric is being updated solely because we changed the reporting line item from “Net revenues” to “Revenue”. For additional information, see “Basis of Presentation” and “Revenue Recognition” of Note 2. “Summary of Significant

Accounting Policies,” of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 13, 2025.
(3)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” below.
Business Outlook
Based on information available as of August 7, 2025, WM Technology is issuing guidance for the third quarter of 2025 as follows:
•Revenues is estimated to be approximately $41 million - $43 million.
•Non-GAAP Adjusted EBITDA(3) is estimated to be approximately $5 million - $7 million.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Investor Conference Call and Webcasts
We will host a conference call and webcast today, Thursday, August 7, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/pxbr4i9v. A webcast replay will also be archived at ir.weedmaps.com.
We have used, and intend to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 16 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.
Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the impact of the material weaknesses in the

Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the Company’s ability to maintain its listing on the Nasdaq Stock Market LLC; the impact of the restatement on our reputation and investor confidence in us and the increased possibility of legal proceedings and regulatory inquiries; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events, including the military conflicts between Russia and Ukraine and in the Middle East, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income, are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, legal settlements and other legal costs, asset impairment charges, change in the TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash	$58,951	$51,966
Accounts receivable, net	11,602	10,060
Prepaid expenses and other current assets	6,851	7,486
Total current assets	77,404	69,512
Property and equipment, net	24,401	24,075
Goodwill	68,368	68,368
Intangible assets, net	1,791	1,952
Right-of-use assets	13,406	14,695
Other assets	2,696	3,264
Total assets	$188,066	$181,866
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$20,446	$20,102
Deferred revenue	5,213	5,433
Operating lease liabilities, current	3,663	3,492
Tax receivable agreement liability, current	2,683	1,406
Warrant liability, current	195	—
Total current liabilities	32,200	30,433
Operating lease liabilities, non-current	24,661	26,601
Tax receivable agreement liability, non-current	1,398	3,006
Warrant liability, non-current	—	585
Other long-term liabilities	1,802	1,174
Total liabilities	60,061	61,799
Commitments and contingencies
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 107,226,460 shares issued and outstanding at June 30, 2025 and 99,033,110 shares issued and outstanding at December 31, 2024	11	10
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 49,319,542 shares issued and outstanding at June 30, 2025 and 54,319,542 shares issued and outstanding at December 31, 2024	5	5
Additional paid-in capital	106,529	92,941
Accumulated deficit	(53,805)	(56,879)
Total WM Technology, Inc. stockholders’ equity	52,740	36,077
Noncontrolling interests	75,265	83,990
Total stockholders’ equity	128,005	120,067
Total liabilities and stockholders’ equity	$188,066	$181,866

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$44,847	$45,903	$89,459	$90,292

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,280	2,245	4,521	4,547
Sales and marketing	8,912	11,069	17,860	20,703
Product development	7,529	9,642	15,533	18,871
General and administrative	20,699	18,529	40,150	35,055
Depreciation and amortization	3,458	3,187	6,779	6,124
Total costs and expenses	42,878	44,672	84,843	85,300
Operating income	1,969	1,231	4,616	4,992
Other income (expenses), net
Change in fair value of warrant liability	390	460	390	(390)
Change in tax receivable agreement liability	(545)	(395)	(1,090)	(938)
Other income (expense)	345	(60)	746	(460)
Income before income taxes	2,159	1,236	4,662	3,204
Provision for income taxes	—	42	9	51
Net income	2,159	1,194	4,653	3,153
Net income attributable to noncontrolling interests	732	478	1,579	1,197
Net income attributable to WM Technology, Inc.	$1,427	$716	$3,074	$1,956

Class A Common Stock:
Basic income per share	$0.01	$0.01	$0.03	$0.02
Diluted income per share	$0.01	$0.01	$0.03	$0.02

Class A Common Stock:
Weighted average basic shares outstanding	105,744,266	95,342,596	104,897,467	95,023,380
Weighted average diluted shares outstanding	107,922,354	97,275,700	107,347,113	96,647,173

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$4,653	$3,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,779	6,124
Change in fair value of warrant liability	(390)	390
Change in tax receivable agreement liability	1,090	938
Amortization of right-of-use lease assets	1,290	2,385
Stock-based compensation	4,818	5,571
Gain on lease termination	—	(109)
Loss contingency	2,324	—
Provision (recovery) for credit losses	1,082	(616)
Changes in operating assets and liabilities:
Accounts receivable	(2,624)	4,774
Prepaid expenses and other current assets	635	328
Other assets	475	123
Accounts payable and accrued expenses	(1,418)	610
Deferred revenue	(220)	(74)
Operating lease liabilities	(1,769)	(3,543)
Net cash provided by operating activities	16,725	20,054

Cash flows from investing activities
Capitalized software and expenditures	(6,493)	(7,140)
Net cash used in investing activities	(6,493)	(7,140)

Cash flows from financing activities
Repayments of insurance premium financing	—	—
Distributions	(1,916)	(5,950)
Proceeds from repayment of related party note	92	96
Tax receivable agreement payment	(1,422)	(116)
Taxes paid related to net share settlement of equity awards	(1)	(2)
Net cash used in financing activities	(3,247)	(5,972)

Net increase in cash	6,985	6,942
Cash – beginning of period	51,966	34,350
Cash – end of period	$58,951	$41,292

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Net income	$2,159	$1,194	$4,653	$3,153
Provision for income taxes	—	42	9	51
Depreciation and amortization expenses	3,458	3,187	6,779	6,124
Interest income	(431)	(40)	(840)	(51)
EBITDA	5,186	4,383	10,601	9,277
Stock-based compensation	2,624	2,752	4,818	5,571
Change in fair value of warrant liability	(390)	(460)	(390)	390
Legal settlements and other legal costs(1)	1,436	3,020	2,540	3,513
Reduction in force expense(2)	—	—	879	—
Loss contingency(3)	2,324	—	2,324	—
Change in tax receivable agreement liability	545	395	1,090	938
Adjusted EBITDA	$11,725	$10,090	$21,862	$19,689
1As of June 30, 2025, represents legal and advisory fees related to ongoing litigation related to shareholder derivative actions, and as of June 30, 2024, represents legal and advisory fees related to the SEC enforcement matter and SEC settlement. See Note 5, “Commitments and Contingencies” of the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the SEC for additional information
2 In the first quarter of 2025, we incurred severance charges included in general and administrative expense in the condensed consolidated statement of operations, related to certain reduction in force actions taken by our management. These reduction in force actions are designed to enhance operational efficiency and align resources with strategic priorities in its corporate technology and marketing divisions.
3 We identified a purchase obligation shortfall related to the AWS Enterprise, (“AWS”), minimum commitment obligation that is not probable of being recovered through usage or other means, and as such recorded a loss contingency in the second quarter 2025 of $2.3 million, included in general and administrative expense in the condensed consolidated statement of operations. See Note 5, “Commitments and Contingencies” of the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the SEC for additional information.

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com